Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 17, 2003, with respect to the financial statements of Principal Life Insurance Company Separate Account B and January 31, 2003 with respect to the consolidated financial statements and schedules of Principal Life Insurance Company, in the Registration Statement (Post-Effective Amendment No. 3 to Form N-4 No. 333-40254) and related Prospectus of Principal Life Insurance Company Separate Account B Flexible Variable Annuity.

                                                /s/Ernst & Young, LLP

Des Moines, Iowa
April 28, 2003